Exhibit 99.4

To be effective, this Form of Election must be received by the Exchange Agent (identified

below) no later than the Election Deadline of 5:00 p.m., New York time, on September     , 2008.

FORM OF ELECTION

CHINA WATER & DRINKS INC.

Please read and follow the accompanying instructions carefully and deliver to:

American Stock Transfer & Trust Company, the Exchange Agent

By mail, hand or overnight courier

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Attention: Reorganization Department

For confirmation only: call the Exchange Agent (toll-free) at 1-877-248-6417

THIS FORM OF ELECTION SHOULD BE COMPLETED, SIGNED AND SUBMITTED ONLY BY

HOLDERS OF SHARES OF CHINA WATER AND DRINKS, INC. COMMON STOCK THAT WISH TO

RECEIVE CASH FOR ALL OR A PORTION OF THEIR SHARES TO THE ADDRESS SET

FORTH ABOVE. DELIVERY OF THIS FORM OF ELECTION TO AN ADDRESS OTHER THAN AS SET

FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

DO NOT SEND YOUR CERTIFICATE(S) REPRESENTING YOUR SHARE(S) OF CHINA WATER

AND DRINKS, INC. COMMON STOCK WITH THIS FORM OF ELECTION.

THE INSTRUCTIONS ACCOMPANYING THIS FORM OF ELECTION SHOULD BE READ

CAREFULLY BEFORE THIS FORM OF ELECTION IS COMPLETED.

IF SHARE CERTIFICATES ARE REGISTERED IN DIFFERENT NAMES, A SEPARATE FORM OF

ELECTION MUST BE SUBMITTED FOR EACH DIFFERENT REGISTERED OWNER.

SEE INSTRUCTIONS 4 AND 5.

DESCRIPTION OF SHARE(S)
Name(s) and Address(es) of Certificate Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Share Certificates (Attach additional list if necessary) (See Instruction 3)
	Certificate Number(s)	Total Number of Shares Represented by Share Certificate(s)

Total Shares:

Pursuant to the Agreement and Plan of Merger, dated as of May 19, 2008 (as it may be amended from time to time, the “Merger Agreement”), by and between Heckmann Corporation (“Heckmann”) Heckmann Acquisition II Corporation, and China Water & Drinks, Inc. (“China Water”), you have the right to elect (the “Election”) to receive, in exchange for the certificate(s) (the “China Water Certificate(s)”) representing shares of common stock, par value $0.001 per share, of China Water & Drinks, Inc. (“China Water Shares”) owned of record by you and listed in this Form of Election one (and only one) of the following:

• Cash Election — an amount of cash per share equal to $5.00 (“Cash Consideration”), subject to proration and adjustment, as defined and calculated in the Merger Agreement and described in the proxy statement/prospectus (the “Proxy Statement”) dated August     , 2008 (a “Cash Election”);

• Mixed Election — the Cash Consideration with respect to a portion of the undersigned’s China Water Shares evidenced by the China Water Certificate(s) as designated by the undersigned below in Table B and 0.8 of a share of common stock, par value $0.01 per share, of Heckmann (“Heckmann Shares”) (such Heckmann Shares, “Stock Consideration”), with respect to the balance of the undersigned’s China Water Shares evidenced by the China Water Certificate(s), subject to proration and adjustment as described in the Merger Agreement and the Proxy Statement (a “Mixed Election”). A Mixed Election must be made with respect to whole China Water Shares and not any portion of a China Water Share.

You do not need to submit this Form of Election by the Election Deadline, if you desire to receive only Heckmann Shares in the Merger.

DO NOT SEND YOUR CHINA WATER CERTIFICATES WITH THIS FORM OF ELECTION.

After the closing of the Merger, you will receive a Letter of Transmittal to be used to surrender your China Water Certificates for:

•	Cash Consideration, if you make a Cash Election;

•	Stock Consideration, if you make No Election as described below; or

•	a mixture of Cash Consideration and Stock Consideration, if you make a Mixed Election.

If you do not mark one of the Election boxes below in Table B, or if you do not submit this Form of Election, you will be deemed to have indicated no preference as to the receipt of Cash Consideration or Stock Consideration (a “No Election”) and will receive Stock Consideration as set forth in the Merger Agreement and described in the Proxy Statement.

The undersigned understands that the Election is subject to certain terms, conditions and limitations set forth in the Proxy Statement, the Merger Agreement included as Appendix A to the Proxy Statement, and the instructions applicable to this Form of Election. Holders may be subject to a proration process in which a holder receives for such holder’s China Water Shares an aggregate amount of Cash Consideration and Stock Consideration other than what such holder has elected. The allocation and adjustment procedures are described under the caption “The Merger Agreement—Consideration to be Received in the Merger” in the Proxy Statement. Holders of China Water Shares are urged to read the Merger Agreement and the Proxy Statement in their entirety before completing this Form of Election.

The undersigned understands that the definitive terms under which the Merger will be effected in accordance with the Merger Agreement, including the amount and form of consideration to be received by holders of China Water Shares, the effect of this Form of Election, and certain conditions to the consummation of the Merger, are summarized in the Proxy Statement, and all of those definitive terms and conditions are set forth in full in the Merger Agreement. The undersigned also understands that different tax consequences may be associated with each of the Election options, and the undersigned is aware that those consequences are summarized in general terms in the Proxy Statement section entitled “The Merger—Material United States Federal Income Tax Consequences of the Merger.”

The undersigned makes the following Election for the undersigned’s China Water Shares owned of record and represented on the undersigned’s China Water Certificate(s):

TABLE B

ELECTION

Check one of the boxes below:

☐ Cash Election

☐ Mixed Election — Convert:

•                                                   China Water Shares into Cash Consideration (as described above, if you elect the Mixed Election, please fill in the blank to the left to designate the number of whole China Water Shares represented on the China Water Certificate(s) surrendered herewith that you want converted into the Cash Consideration). A Mixed Election must be made with respect to whole China Water Shares and not any portion of a China Water Share; and

•     all remaining China Water Shares into Stock Consideration

ALLOCATION

All Elections are subject to the proration and allocation provisions set forth in the Merger Agreement and described in the Proxy Statement. Specifically, if the total Cash Consideration, as determined following the receipt of all Elections, is equal to more than 60% of the total value of the Cash Consideration and the Stock Consideration, (collectively, the “Merger Consideration”), then holders of China Water Shares who have elected Cash Consideration shall instead receive Stock Consideration, in the manner described in the Merger Agreement, to the extent necessary until the total Cash Consideration is less than 60%.

The undersigned may be deemed to have made No Election if, with respect to any China Water Shares held by the undersigned:

(a) No Election is made in Table B; or

(b) More than one Election is made in Table B; or

(c) The undersigned fails to follow the instructions on this Form of Election and in the Letter of Transmittal that will be mailed to the undersigned after the closing of the Merger (including failure to submit the China Water Certificate(s) when submitting the Letter of Transmittal or otherwise fails to properly make an Election); or

(d) A completed Form of Election is not received by the Exchange Agent by 5:00 p.m., New York time, on September   , 2008 (the “Election Deadline”).

In order to receive any Cash Consideration in the Merger, (i) this Form of Election must be completed and signed in the space in Table F on page 5 labeled “Shareholder (s) Sign Here”, (ii) this Form of Election must be mailed or delivered to the address set forth on page 1, and (iii)

upon receipt of the Letter of Transmittal, the Letter of Transmittal must be completed in accordance with its instructions and must be mailed or delivered with the holder’s China Water Certificate(s). In order to properly make an Election, the Form of Election must be received by the Exchange Agent before the Election Deadline. If this Form of Election is not completed and received by the Exchange Agent in accordance with the instructions in this Form of Election before the Election Deadline, the undersigned will be deemed to have made No Election and the undersigned will receive only Stock Consideration in the Merger.

The undersigned acknowledges receipt of the Proxy Statement and agrees that all Elections, instructions and orders in this Form of Election are subject to the terms and conditions of the Merger Agreement, the Proxy Statement and the instructions applicable to this Form of Election. The undersigned represents and warrants that the undersigned is, as of the date of this Form of Election, and will be, as of the effective time of the Merger, the record holder of the China Water Shares represented by the China Water Certificate(s), with good title to those China Water Shares and full power and authority (i) to sell, assign and transfer those China Water Shares free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and (ii) to make the Election indicated in this Form of Election. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of the holder’s China Water Shares, including the Letter of Transmittal that will be mailed to the undersigned after the closing of the Merger.

The undersigned authorizes the Exchange Agent to follow any Election and to rely upon all representations, certifications and instructions contained in this Form of Election. All authority conferred or agreed to be conferred in this Form of Election is binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and is not affected by, and survives, the death or incapacity of the undersigned.

Record holders of China Water Shares who are nominees only may submit a separate Form of Election for each beneficial holder for whom that record holder is a nominee; but at the request of Heckmann, that record holder must certify to the satisfaction of Heckmann that the record holder holds those China Water Shares as nominee for the beneficial owner(s) of those China Water Shares. Each beneficial owner for whom a Form of Election is submitted will be treated as a separate holder of China Water Shares, subject to the provisions concerning joint Elections.

INSTRUCTIONS

This Form of Election is to be completed and received by the Exchange Agent before the Election Deadline by those holders of China Water Shares desiring to make a Cash Election or a Mixed Election. Following the closing of the Merger, the Exchange Agent will mail to each holder of China Water Shares a Letter of Transmittal that must be used to surrender China Water Shares to be exchanged for the Merger Consideration elected in this Form of Election before the Election Deadline. Holders of China Water Shares who do not complete and submit this Form of Election before the Election Deadline cannot make an Election. They will be deemed to have made a No Election and will receive only Stock Consideration. Until a record holder’s completed Letter of Transmittal and China Water Certificate(s) are received by the Exchange Agent at the address set forth in the Letter of Transmittal, together with any other documents the Exchange Agent may require, and until those documents are processed for exchange by the Exchange Agent, the holder will not receive any certificate representing the Stock Consideration or check or wire representing the Cash Consideration or check or wire representing cash in lieu of fractional shares (if any) in exchange for the holder’s China Water Certificate(s). In addition, no interest will accrue on the Cash Consideration or any cash in lieu of fractional shares and holders of China Water Shares receiving Stock Consideration will not receive any dividends or other distributions to which they are entitled to with respect to their Heckmann Shares which have a record date and are paid after the effective time of the Merger. When duly surrendered, Heckmann will pay, without interest, any unpaid dividend, or other distributions, declared before the effective time.

1. Time in Which to Make an Election

For an Election to be validly made with respect to China Water Shares owned by a holder, the Exchange Agent must receive, at the address set forth on the front of this Form of Election, before the Election Deadline, this Form of Election, properly completed and executed. Any shareholder whose Form of Election is are not so received will be deemed to have made No Election and will receive only Stock Consideration.

2. Change or Revocation of Election

Any holder of China Water Shares who has made an Election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Deadline change that holder’s Election by submitting to the Exchange Agent a revised and later dated Form of Election, properly completed and signed, that is received by the Exchange Agent before the Election Deadline. Any holder of China Water Shares may at any time before the Election Deadline revoke the Election by written notice to the Exchange Agent received before the Election Deadline. After the Election Deadline, a holder of China Water Shares may not change or revoke the Election unless the Merger Agreement is terminated.

3. Nominees

Record holders of China Water Shares who are nominees only may submit a separate Form of Election for each beneficial owner for whom the record holder is a nominee; but at the request of Heckmann, the record holder must certify to Heckmann’s satisfaction that the record holder holds those China Water Shares as nominee for the beneficial owner(s) of those China Water Shares. Each beneficial owner for which a Form of Election is submitted will be treated as a separate holder of China Water Shares.

4. Guarantee of Signatures

No signature guarantee is required on this Form of Election if this Form of Election is signed by the record holder(s) of the China Water Shares listed above in the table entitled “Description of Shares”, and the certificate representing Heckmann Shares or the check, if applicable, are to be issued to that record holder(s) without any correction or change in the name of the record holder(s). IN ALL OTHER CASES, ALL

SIGNATURES ON THIS FORM OF ELECTION MUST BE GUARANTEED. All signatures required to be guaranteed in accordance with these instructions must be guaranteed by a bank, broker or other institution that is a member of a Medallion Signature Guaranty Program. Public notaries cannot execute acceptable guarantees of signatures.

5. Signatures on Form of Election, Stock Powers and Endorsements

(a)	If this Form of Election is signed by the record holder(s) of the certificate(s) listed above in the table entitled “Description of Shares”, the signature(s) must correspond exactly with the name(s) as written on the face of the China Water Certificate(s) without any change whatsoever. In the event the name of the record holder(s) needs to be corrected or has changed (by marriage or otherwise), see Instruction 6.

(b)	If any China Water Shares subject to the Election made in this Form of Election are held of record by two or more joint holders, each of the joint holders must sign this Form of Election.

(c)	If any surrendered China Water Shares are registered in different names on several China Water Certificates, it will be necessary to complete, sign and submit as many separate Forms of Election as there are different registrations of China Water Certificates.

(d)	If this Form of Election or any China Water Certificate(s) or stock power(s) is signed by a person(s) other than the record holder(s) of the China Water Certificate(s) listed and the signer(s) is acting in the capacity of trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person(s) acting in a fiduciary or representative capacity, that person(s) must so indicate when signing and must submit proper evidence satisfactory to the Exchange Agent of authority to so act.

6. Delivery of Merger Consideration; Special Issuance and Delivery Instructions; Wire Transfers

The Letter of Transmittal that the Exchange Agent will mail to each holder of China Water Shares after the closing of the Merger will contain instructions explaining how to make special issuance and delivery instructions regarding the Merger Consideration elected in this Form of Election.

7. Important Information Regarding Backup Withholding

Prior to receiving any Merger Consideration, each holder of China Water Shares (or other payee) will be required to provide the Exchange Agent with the holder’s correct Taxpayer Identification Number (“TIN”), generally the holder’s (or other payee’s) social security or federal employer identification number, on the Substitute Form W-9 that will be provided in the Letter of Transmittal, and certify, under penalties of perjury, that such TIN is correct, that such holder (or other payee) is not subject to backup withholding and that such holder (or other payee) is a U.S. person, or, alternatively, to establish another basis for exemption from backup withholding. The Letter of Transmittal will contain instructions regarding how to complete the Substitute Form W-9.

Certain holders of China Water Shares (or other payees) that are not United States persons are not subject to the backup withholding. In order for a non-U.S. individual to prevent backup withholding such individual must submit to the Exchange Agent a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the Exchange Agent will provide upon request) signed under penalty of perjury, attesting to that shareholder’s exempt status.

8. Inadequate Space

If there is inadequate space to list the China Water Certificate(s), the information must be set forth on additional sheets substantially in the form of the corresponding portion of this Form of Election and attached to this Form of Election.

9. Indication of China Water Certificate(s) Numbers and Shares

This Form of Election should indicate in the table entitled “Description of Shares(s)” the certificate number of the China Water Certificate(s) covered by this Form of Election and the number of shares represented by each China Water Certificate.

10. Method of Delivery

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE HOLDER OF CHINA WATER SHARES. IF DELIVERY IS BY MAIL, THE USE OF REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS STRONGLY RECOMMENDED. A return envelope is enclosed. It is suggested that this Form of Election be hand delivered or mailed to the Exchange Agent as soon as possible. Delivery of the documents will be deemed effective, and risk of loss and title with respect thereto will pass, only when materials are actually received by the Exchange Agent.

11. Lost China Water Certificate

If any China Water Certificate has been lost, stolen or destroyed, the holder should call Benjamin Wong and/or Teresa Au at (312) 225-5991, for instructions as to how to proceed. Holders may contact Benjamin Wong and/or Teresa Au regarding lost, stolen or destroyed China Water Certificate(s). This Form of Election cannot be processed until you have followed the procedures for replacing lost, stolen or destroyed China Water Certificate(s).

12. Non-Consummation of Merger

Consummation of the Merger is subject to the required approval of the stockholders of Heckmann, to the receipt of all required regulatory approvals and to the satisfaction of certain other conditions. No payments related to any surrender of the China Water Certificate(s) will be made before the consummation of the Merger, and no payments will be made to stockholders if the Merger Agreement is terminated. If the Merger Agreement is terminated, all Elections will be void and of no effect and China Water Certificate(s) submitted to the Exchange Agent will be returned as soon as practicable to the persons submitting them.

13. Construction

All Elections will be considered in accordance with the terms and conditions of the Merger Agreement.

All questions with respect to the Form of Election (including, without limitation, questions relating to the timeliness, effectiveness or revocation of any Election) will be resolved by Heckmann in its sole discretion and such resolution will be final and binding.

With the consent of Heckmann, the Exchange Agent may (but is not required to) waive any immaterial defects or variances in the manner in which the Form of Election has been completed and submitted so long as the intent of the holder of China Water Shares submitting the Form of Election is reasonably clear. Neither the Exchange Agent nor Heckmann is under any obligation to provide notification of any defects in this Form of Election, nor will the Exchange Agent or Heckmann be liable for any failure to give any such notification.

14. Miscellaneous

No fraction of a share of Heckmann Shares will be issued upon the surrender for exchange of any China Water Certificate(s) for Heckmann Shares. In lieu of fractional shares, an amount of cash determined under a formula set forth in the Merger Agreement will be paid by check.

15. Questions and Requests for Information

Questions and requests for information or assistance relating to this Form of Election should be directed to Benjamin Wong and/or Teresa Au at (312) 225-5991. Additional copies of the Proxy Statement and this Form of Election may be obtained from the Exchange Agent by calling (718) 921-8342.